Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Colonial Properties Trust Closes $156 Million
Fannie Mae Credit Facility and Updates 2009 Guidance
BIRMINGHAM, Ala—June 1, 2009—Colonial Properties Trust (NYSE: CLP) today announced the closing of a $156.4 million secured credit facility and an update to the company’s 2009 guidance. The credit facility was originated by Grandbridge Real Estate Capital LLC for repurchase by Fannie Mae (NYSE: FNM). Comprised of a $145.3 million tranche collateralized by seven multifamily properties and an $11.1 million tranche collateralized by one multifamily property, the credit facility has a 10-year term and carries a weighted average fixed interest rate of 5.31%. The net proceeds from the credit facility will be used to repay a portion of the outstanding balance under the company’s $675 million unsecured line of credit, which has an outstanding balance of approximately $183 million after applying the proceeds from the credit facility.
Updated 2009 EPS and FFO Per Share Guidance
The company also announced that it is updating its 2009 guidance to reflect the following:
•	An increase in projected gains from the unsecured bond repurchase program;

•	Revisions to the same-property revenue, expense and net operating income (NOI) growth expectations for the remainder of 2009; and

•	Further reductions in corporate G&A expenses for 2009.
To date, the company has repurchased $311.8 million of its outstanding unsecured notes during the second quarter of 2009, including $250.0 million of which was repurchased in the company’s previously disclosed debt tender offer, which are expected to result in net gains of $15.5 - $16.5 million, or $0.27 - $0.29 per fully diluted share. Year-to-date, the company has repurchased $408.7 million of its outstanding unsecured notes, with net gains expected to be $40.5 - $41.5 million, or $0.71 - $0.72 per fully diluted share. As a result of the repurchases completed to date and expectations for the remainder of 2009, the company is increasing its 2009 guidance to reflect gains from unsecured bond repurchases to $0.75 - $0.85 per fully diluted share in both net income per share (EPS) and funds from operations (FFO) per share (up from $0.65 - $0.70 per fully diluted share in net income and FFO). Funds from Operations (FFO) is a widely accepted measure of REIT performance.
The company is adjusting its multifamily same-property revenue, expense and NOI guidance range to reflect the company’s revised expectations for 2009. Although the job losses experienced are pressuring the company’s net effective rents, the company has been able to offset a portion of the rent declines with improvements in expenses. The company is reducing its multifamily same-property expectations as follows:

Low - High
Revenue	(2.0%) to (3.0%)
Expense	4.0% to 5.0%
NOI	(5.0%) to (7.5%)
Further, the company is revising its estimated annualized 2009 corporate G&A expense range to $16 - $18 million from $18 - $20 million. The company has made significant improvements in its corporate G&A expenses from 2008 and expects savings of $6 - $7 million on an annualized basis, primarily as a result of the

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
elimination of 135 positions, the renegotiations of national vendor contracts, consolidation of its office space, and the restructuring of its travel and expense policies.
EPS and Total FFO per share have increased from the previously provided guidance to reflect the greater-than-anticipated gains from bond repurchases. The corporate G&A savings achieved and lower interest expense as a result of the lower rates obtained on the recent secured financings and lower than anticipated LIBOR rates are expected to help offset the expected decrease in multifamily same-property NOI. As a result, the company’s Operating FFO, which the company defines as FFO before transaction income (i.e. development gains, land/outparcel gains, and bond/preferred stock repurchase gains/losses), remains unchanged.
Based on the foregoing, the company’s updated guidance range for the full-year 2009 for EPS and FFO per share, with certain assumptions and timing of certain transactions, is set forth and reconciled below:

Full-Year 2009
Range
Low – High
Diluted EPS	$0.20 - $0.50
Plus: Real Estate Depreciation & Amortization	1.75 - 1.75
Less: Gain on Sale of Operating Properties	(0.00) - (0.10)

Total Diluted FFO per share	$1.95 - $2.15

Less: Transaction Income
Gain on Sale of Development Properties and Land	(0.07) - (0.10)
Gain on Bond or Preferred Stock Repurchases	(0.75) - (0.85)

Operating FFO per share	$1.13 - $1.20

Following are current assumptions reflected in the company’s full-year 2009 guidance:
•	Multifamily same-property net operating income: decline of 5.0 to 7.5 percent.
o	Revenue: Decline of 2.0 to 3.0 percent

o	Expense: Growth of 4.0 to 5.0 percent
•	Development spending of $30 million to $40 million, which represents the completion of projects currently under construction.

•	Commercial development and for-sale residential property dispositions of $50 million to $150 million.

•	New secured financings totaling up to $506 million; All $506 million has already been obtained.

•	Corporate G&A expenses of $16 million to $18 million.

•	Gains from repurchases of unsecured bond and/or preferred shares: $0.75 to $0.85 per diluted share.
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
Colonial Properties Trust is a multifamily real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture investments and pursuing development opportunities. As of March 31, 2009, the company owned or managed 36,336 apartment units, 16.5 million square feet of office space and 8.8 million square feet of retail shopping space located in key Sunbelt states from Virginia to Nevada. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and Operating FFO. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before minority interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry. The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Property Net Operating Income — The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with net income as presented in the company’s

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE
consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
The Company’s method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO, Operating FFO nor NOI should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of the company’s needs, including the company’s ability to make distributions.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
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CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917